Exhibit 23-B







INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sprint Corporation on Form S-8 of our report dated February 2, 1999, on Sprint Spectrum Holding Company, L.P. and subsidiaries appearing in the Annual Report on Form 10-K/A of Sprint Corporation for the year ended December 31, 2000.



                                   /s/ Deloitte & Touche LLP


Kansas City, Missouri
May 21, 2001